EXHIBIT NO. 1. (F)

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                            LIQUID ASSETS FUNDS, INC.


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation:

         1.       The name of the corporation is Liquid Assets Funds, Inc.

         2. Article Three of the Articles of Incorporation as amended, is hereby amended and restated as follows, such amendment providing for the designation of a new series of shares.

                                 "ARTICLE THREE

         (a) The aggregate number of shares which the corporation shall have authority to issue is 5,000,000,000 shares of common stock of the par value of $0.001 ("Shares"), thereby having an aggregate par value of $5,000,000. 3,200,000,000 of such Shares shall be divided into one class designated Liquid Assets Fund Shares. Such class of common stock, together with any further classes of Shares created by the Board of Directors, being referred to herein individually as "Class" or collectively as "Classes". Shares designated Liquid Assets Fund shall be further divided into four Series of 800,000,000 Shares of each designated Series A Shares, Series B Shares, Series C Shares and Series D Shares. Such Series A, Series B, Series C and Series D Shares of each Class to be referred to as "Sweep", "Trust", "Institutional" and "S2 " Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. The Board of Directors of the Corporation shall have the power and authority to further classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such unissued Shares. The Board of Directors, shall, for purposes of identification, have the power and authority to designate a name for the new Series or Class or change a name of any Series or Class without shareholder vote.

         (b) A description of the relative preferences, conversion rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of all Classes and Series of Shares which represent ownership in a separate investment portfolio operated as an open-end investment management company is as follows, unless otherwise set forth in Articles of Amendment filed with the Iowa Secretary of State describing any further Class or Series from time to time created by the Board of Directors is as follows:

                  (i) ASSETS BELONGING TO A CLASS. All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, or profits, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds, in whatever form the same may be, together with any general asset items (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or process thereof, funds or payments which are not readily identifiable as belonging to any particular Class (collectively "General Asset Items"), the Board of Directors shall allocate such General Asset Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Asset Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

                  (ii) LIABILITIES BELONGING TO A CLASS. The assets belonging to each Class shall be charged with the liabilities of the Corporation in respect of the Class, and with all expenses (except distribution expenses), costs, charges and reserves attributable to that Class and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses (except distribution, shareholder servicing, administrative and transfer agency expenses if approved by the Board of Directors), costs, charges and reserves, together with any general liability terms (as hereinafter defined) allocated to that Class as provided in the following sentence, so charged that Class are herein referred to as "liabilities belonging to" that Class. In the event that there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively "General Liability Items"), the Board of Directors shall allocate and charge such General Liability Items to and among any one or more of the Classes created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Liability Items so allocated and charged to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive under a Rule 12b-1 Plan, or a shareholder servicing plan, administrative services plan or transfer agency agreement, as approved by the Board of Directors pursuant to Rule 18f-3 under the Investment Company Act of 1940 and binding upon the stockholders of all such Classes for all purposes.

                  (iii) DISTRIBUTION EXPENSES. Expenses related to the distribution of Shares of any Class under a Rule 12b-1 Plan, or a shareholder servicing plan, administrative services plan or transfer agency agreement, as approved by the Board of Directors pursuant to Rule 18f-3 under the Investment Company Act of 1940 shall be allocated between the Series A, Series B, Series C and Series D Shares of the Class and borne solely by the Shares of the Series to which the expense relates. The accounting for an allocation of such expenses to Shares of the Series A, Series B, Series C and Series D Shares of each Class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the Shares of such Class and Series. The Series A Shares and Series D Shares shall be subject to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to the issuance of such Shares.

                  (iv) DIVIDENDS AND DISTRIBUTIONS. Unless otherwise expressly provided hereunder, or hereafter in any Articles of Amendment creating any additional Classes or Series of Shares, the holders of each Series and Class of Shares of the Corporation with different rights and preferences shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors. Dividends and distributions paid with respect to the various Classes or Series of Shares may vary among such Series and Classes. Expenses related to distribution of, and other identified expenses as should be properly allocated to, the Shares of a particular Class or Series of Shares, may be charged to and borne solely by such Class and the bearing of expenses solely by such Class may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of such Class of capital stock.

                  (v) VOTING RIGHTS. Unless otherwise expressively provided for hereunder or hereafter in any Article of Amendment creating any Class or Series of Shares, on each matter submitted to a vote of stockholders, each holder of a Share of the capital stock of the Corporation shall be entitled to one vote for each Share outstanding and in such holder's name on the books of the Corporation, irrespective to Classes or Series thereof, and all Shares of all Classes and Series shall vote together as a single Class; provided, however, the (a) as to any matter with respect to which separate votes of any Class or Series is required by the Investment Company Act of 1940, as in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Iowa general corporation law, such requirement as to a separate vote of that Class or Series shall apply in lieu of a general vote of all Classes and Series as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Classes or Series, then subject to paragraph (c) below, the Shares of all other Classes or Series not entitled to a separate vote shall vote together as a single Class; and (c) as to any manner, which, in the judgment of the Board of Directors (which shall be conclusive), does not affect the interest of a particular Series or Class, such Series or Class shall not be entitled to any vote and only the holders of Shares of one or more affected Series and Class shall be entitled to vote.

                  (vi) LIQUIDATION. Unless otherwise expressly provided for hereunder or hereafter in any Articles of Amendment creating any Class or Series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Shares of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and the liabilities of the Corporation (as such liabilities may affect one or more Classes of Shares of capital stock of the Corporation), to share ratably in the assets of the Series in which they have investment. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of such liabilities and expenses to a given Series, and as to whether the general assets of the Corporation are allocable to any one or more Series.


         3. This Amendment was adopted by the Board of Directors on February 3, 1997.

ADOPTED 2/03/97                                  LIQUID ASSETS FUNDS, INC.

                                                 ______________________________
                                                 David W. Miles, President

                                                 ______________________________
                                                 Ruth L. Prochaska, Secretary